Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

To the Board of Directors

Walter Investment Management Corp.

We consent to the incorporation by reference in Registration Statement Nos. 333-176539 and 333-179013 on Form S-3 and Registration Statement No. 333-160743 on Form S-8 of Walter Investment Management Corp. of our report dated October 15, 2012 (except for notes 1, 13 and 16, as to which the date is September 9, 2013) on the consolidated balance sheets as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2011 and 2010 of Reverse Mortgage Solutions, Inc. and Subsidiaries appearing in Exhibit 99.1 to the Current Report on Form 8-K/A (Amendment No. 1) of Walter Investment Management Corp. dated October 15, 2012 and in Exhibit 99.1 to the Current Report on Form 8-K/A (Amendment No. 2) of Walter Investment Management Corp. dated November 1, 2012, each filed on September 24, 2013.

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-179013) and related Prospectus of Walter Investment Management Corp. for the registration of 4,500,000 shares of its common stock and to the incorporation by reference therein of our report dated October 15, 2012 (except for notes 1, 13 and 16, as to which the date is September 9, 2013), consolidated balance sheets as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2011 and 2010 of Reverse Mortgage Solutions, Inc. and Subsidiaries, included in the Registration Statement and the Prospectus.

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-179013) and related Prospectus of Walter Investment Management Corp. for the registration of $265.0 million aggregate principal amount of its convertible senior subordinated notes and to the incorporation by reference therein of our report dated October 15, 2012 (except for notes 1, 13 and 16, as to which the date is September 9, 2013), consolidated balance sheets as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2011 and 2010 of Reverse Mortgage Solutions, Inc. and Subsidiaries, included in the Registration Statement and the Prospectus.

/s/ McConnell and Jones, LLP

Houston, Texas

September 24, 2013